UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2004

           CareDecision Corporation. (OTCBB: CDED)
     (Exact name of Registrant as specified in charter)


           Nevada                000-33187           91-2105842
(State or other jurisdiction    (Commission       (I.R.S. Employer
     of incorporation)          File Number)       Identification)


 2660 Townsgate Road, Suite 300, Westlake Village, CA    91361
      (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code: (805) 446-1973


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ITEM 9. REGULATION FD DISCLOSURE

     CareDecision Corporation ("CareDecision" or the
"Company") [OTCBB: CDED] disclosed April 13, 2004 new developments to our previously announced strategic partnership with DataFuzion Inc. ("Fuzion").

     The current agreement allows Fuzion access to our Wi-Fi medical communications technologies. According to terms of the enhanced partnership, Fuzion is granted new licenses for use of our MD@Desktop and patent-pending MD@Practice-Probe medical technologies. In return for the additional technology sharing, valued by the two firms at $2.8 million, CareDecision will receive a larger equity stake in Fuzion, a majority of this stake is expected to be distributed to our shareholders as a dividend.

     Fuzion has already developed medical software applications to support our products and management believes this enhanced partnership with Fuzion to be a benefit to our shareholders. Fuzion plans to immediately integrate our MD@Desktop and MD@Practice-Probe software to their business intelligence software.



Date: April 19, 2004.
      --------------


CareDecision Corporation


/s/ Keith Berman
----------------
Keith Berman, CFO


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